                                  EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

                                                                                     Percentage
                                                                                     of Voting
                                                                                     Securities
        Name                              Address            Incorporation           Owned
        ----                              -------            -------------           -----
Specialty Constructors, Inc.          Cedar Crest, NM              NM                 100%
Specialty Management, Inc.            Cedar Crest, NM              NV                 100%
Specialty Acquisitions, Inc.          Cedar Crest, NM              NV                 100%
Specialty Combined Resources, Inc.    Laguna Hills, CA             TX                 100%
Specialty Fortress, Inc.              Cedar Crest, NM              NV                 100%
Specialty Training, Inc.              Cedar Crest, NM              NV                 100%
Specialty Financial, Inc.             Cedar Crest, NM              NV                 100%